Exhibit 10.1

THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

PROMISSORY NOTE

$14,500.00	Effective Date: October 9, 2012

1.          Promise to Repay. Israel Growth Partners Acquisition Corp., a Delaware corporation (“Borrower”), promises to pay to Hung Lei (“Lender”), the principal sum of FOURTEEN THOUSAND FIVE HUNDRED DOLLARS AND NO CENTS ($14,500.00) (the “Principal”) together with interest thereon at the rate hereinafter specified and any and all other sums which may be due and owing to Lender in accordance with the terms contained herein as repayment of this Promissory Note (this “Note”). As a condition precedent to any obligation of Borrower hereunder, Lender shall deliver to Borrower in cash, certified check payable to Borrower or liquid funds wired to an account specified by Borrower, the entire amount of the Principal.

2.          Interest; Penalty Interest. Interest on this Note shall accrue from the date hereof at a rate per annum equal to two percent (2%). Notwithstanding any other provision contained in this Note, the maximum rate of interest hereunder at any time shall not exceed the maximum rate then permitted by law. All accrued interest shall be due on the first to occur of: (i) the Maturity Date (as defined below); or (ii) the repayment in whole or in part of the principal amount of this Note. During an Event of Default (as defined in Section 6), the interest rate applicable to the then outstanding balance shall be six percent (6%).

3.          Calculation of Interest. Interest on the unpaid principal amount of this Note shall be calculated on the basis of a 360-day per year factor applied to the actual days on which there exists an unpaid principal balance due under this Note.

4.          Maturity. The principal balance of this Note, together with all then unpaid and accrued interest, shall be due and payable in full on the date payment is requested by Lender, which notice thereof shall be provided in accordance with Section 10 of this Note (the “Maturity Date”), provided that no such demand shall be made prior to June 30, 2013. If payment is not made by the Maturity Date, Borrower shall have five (5) business days from the date of such notification to make full payment (the “Cure Period”).

5.          Prepayment; Payment. Borrower may prepay this Note, together with all then unpaid and accrued interest, in whole or in part at any time or from time to time without penalty or additional interest. Any prepayment will be applied pro rata to the outstanding balances due under the Note. Payments will be applied first to interest due and payable at the time of payment and then to principal. Payments of interest must be made in such coin or currency of the United States of America as at the time of payment is legal tender of the payment of public and private debts or by wire transfer to an account specified by Lender at least ten (10) days prior to the Maturity Date or by certified check made payable to Lender. Payments received after 5:00 p.m. New York time will be treated as being received on the next banking day. If any interest is paid on this Note that is deemed to exceed the then-legal maximum rate, that portion of the interest payment representing an amount in excess of the then-legal maximum rate will be deemed a payment of principal and applied to the principal balance of this Note.

6.           Default and Remedies. If there shall be any Event of Default hereunder (as defined below), at the option and upon the declaration of Lender, this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following prior to repayment in full or conversion, whichever comes first, shall constitute an “Event of Default”:

(a)          if the full amount due under this Note, including outstanding principal, accrued and unpaid interest and all other sums due thereunder, is not received prior to the date when due;

(b)          Borrower fails to discharge a material judgment rendered against Borrower within thirty (30) days;

(c)          Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(e)          an involuntary petition is filed against Borrower by a third party (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

7.          Costs of Collection. If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of an attorney or attorneys for collection, Borrower hereby agrees to pay all costs and expenses of collection (including reasonable attorneys’ fees) incurred by Lender in collecting or attempting to collect such indebtedness.

8.          Governing Law. This Note shall be governed by and construed under the laws of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the state, without giving effect to conflicts of laws principles. The parties hereby covenant and agree that any action brought to enforce the terms of this Note shall be located in the state or federal courts located in the State of Maryland. The parties hereby consent to the jurisdiction of such courts and waive any defense of an inconvenient forum and any right of jurisdiction on account of the place of residence or domicile. BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO SUCH MATTERS.

9.          No Waiver. The delay or failure of Lender to exercise its rights hereunder shall not be deemed a waiver thereof. No waiver of any rights of Lender shall be effective unless in writing and signed by Lender and any waiver of any right shall not apply to any other right or to such right in any subsequent event or circumstance not specifically included in such waiver.

10.         Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed on its behalf by its duly authorized officer effective as of the day and year first above written.

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

By:	/s/ Craig Samuels
Name: Craig Samuels
Title: President and Chief Executive Officer